UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – October 14, 2014

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 15, 2014, West Pharmaceutical Services, Inc. issued a press release pre-announcing its expected third-quarter 2014 earnings per diluted share and narrowing its adjusted earnings-per-share guidance for full year 2014. The press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, Donald E. Morel, Jr., Ph.D., Chairman of the Board and Chief Executive Officer, announced his intention to retire at the Company's Annual Meeting in May 2015.

Item 7.01 Regulation FD Disclosure.

The information set forth in "Item 2.02 Results of Operations and Financial Condition," including the exhibit referred to therein, is incorporated herein by reference.

The information contained in Item 2.02 and Item 7.01 of this report (including Exhibit 99) is being furnished and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (Exchange Act) or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit 99	West Pharmaceutical Services, Inc. Press Release, dated October 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Senior Vice President and General Counsel

October 15, 2014

EXHIBIT INDEX

Exhibit No.	Description
99	West Pharmaceutical Services, Inc. Press Release, dated October 15, 2014.